UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 26, 2010
(Date of earliest event reported)

Warren Resources, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-33275	11-3024080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, 34th Floor, New York, New York 10036
(Address of principal executive offices including Zip Code)

Registrant’s telephone number, including area code: (212) 697-9660

(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 26, 2010 Warren E&P, Inc., a New Mexico corporation (“Warren E&P”), which is a wholly-owned subsidiary of Warren Resources, Inc., a Maryland corporation (the “Company”), entered into a Settlement Agreement, Release, and Purchase & Sale Agreement (the “Agreement”) with NorAm Drilling Company, a Texas corporation, and its parent companies Global Rig Company ASA, a Norwegian corporation, and Global Rig Active 2 AS, a Norwegian corporation (collectively, “Global/NorAm”). The Agreement provided for the sale, transfer and conveyance by Global/NorAm to Warren E&P of an all electric, sound proofed oil and gas well drilling rig (the “Drilling Rig”), as well as a full and complete settlement and release of all claims between the parties. Warren E&P will be moving the Drilling Rig to its Wilmington, California oil properties. Under the Agreement, Warren E&P and the Company paid to NorAm a purchase price of $7.0 million for the Drilling Rig, consisting of

(A)  a cash payment at closing of $3.5 million, and

(B)  a Secured Promissory Note in the amount of $3.5 million payable in fifteen (15) equal monthly payments commencing on September 26, 2010.

The effective date of the Agreement was August 26, 2010, at which time NorAm transferred, assigned and conveyed to Warren E&P all of its right, title, and interest in and to the Drilling Rig, as more particularly described in the Agreement.

In addition, the Agreement provides, among other items, that the parties have agreed to resolve all of their disagreements concerning that certain Drilling Bid Proposal and Daywork Drilling Contract, dated July 2, 2008 (“Drilling Contract”) between Warren E&P and NorAm Drilling Company. The parties have been engaged in litigation since 2009 concerning, among other things, the terms, conditions and effect of termination of the Drilling Contract (the “Disputes”). In order to resolve and settle all Disputes and dismiss the legal actions, the parties entered into the Agreement to settle and release any and all claims they may have against the other.

Copies of the Agreement and the Secured Promissory Note are attached hereto as Exhibit 10.1 and 10.2, respectively, and are incorporated by reference herein in their entirety.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 26, 2010, Global/NorAm and Warren E&P closed the transaction described above. The information provided in Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described above, Warren E&P executed a secured promissory note in the amount of $3.5 million payable to NorAm Drilling Company as partial consideration for the purchase of the Drilling Rig under the Agreement. The information provided in Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.03.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) and (b) Financial Statements.

Not Applicable.

(b) Exhibits:

Number	Description

10.1 -	Settlement Agreement, Release, and Purchase & Sale Agreement dated August 26, 2010 by and among Warren E&P, Inc., NorAm Drilling Company, Global Rig Company ASA, and Global Rig Active 2 AS.

10.2 -	Secured Promissory Note dated August 26, 2010 payable by Warren E&P, Inc. to NorAm Drilling Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 31, 2010

WARREN RESOURCES, INC. (Registrant)

	By:	/s/ Norman F. Swanton
Norman F. Swanton,
Chairman and Chief Executive Officer